UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2025

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2025, Liberty Star Uranium & Metals Corp., “Liberty Star” or the “Company”, OTCQB Markets: LBSR) announced the appointment of Matt Westbrook to its Board of Directors. Mr. Westbrook brings extensive experience in critical minerals development, national security–focused investment, and strategic engagement with U.S. Government partners. His background includes deep relationships across the Defense and Intelligence Communities which aligns directly with Liberty Star’s increased engagement with federal agencies regarding domestic critical mineral supply chains.

Mr. Westbrook will play a key role in supporting Liberty Star’s initiatives across its Hay Mountain Holdings, Earp Ridge, Red Rock Canyon targets, and American Strategic Minerals, a newly defined entity which can create partnership opportunities in critical minerals—areas with significant potential for copper, gold, rare earth elements, and other critical minerals essential to U.S. technology and defense infrastructure.

The Company also announced that Saleem Elmasri, who has served on Liberty Star’s Board of Directors since 2023, has chosen to step down from his role December 19, 2025, although not the result of any disagreement on matters related to company operations, policies or practices. Mr. Elmasri will continue to support the Company as an advisor during the transition period, “We extend our sincere gratitude to Saleem for his service and contributions to Liberty Star,” said Pete O’Heeron, Chairman of Liberty Star Minerals. “His counsel and support have been instrumental during a pivotal stage of our development. At the same time, we are excited to welcome Matt Westbrook to the Board. His leadership in critical minerals and his strategic relationships will be invaluable as we work to advance our mineral exploration projects and support the United States’ growing demand for secure domestic resources.”

Mr. Westbrook added, “Establishing a US-based source of precious metals and critical minerals is vital to bolstering US economic resilience and the defense industrial base, which is exactly what Liberty Star is positioned to do.”

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Matt Westbrook since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Westbrook in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Westbrook had or will have a direct or indirect material interest.

Item 8.01 Other Events

On December 17, 2025, Liberty Star established American Strategic Minerals LLC, a newly defined Arizona entity 100% owned by Liberty Star which can create partnership opportunities in critical minerals— areas with significant potential for rare earth elements, copper, gold, and other critical minerals essential to U.S. technology and defense infrastructure.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.73	Liberty Star Minerals Announces Appointment of Matt Westbrook to the Board of Directors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated:	December 22, 2025	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO